UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2021 (February 11, 2021)

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 235-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CCAP	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2021, Crescent Capital BDC, Inc., a Maryland corporation (the “Company”), entered into a First Supplement and Amendment to Note Purchase Agreement (the “First Supplement”) by and among the Company, the qualified institutional investors named therein (the “Series 2021A Additional Purchasers”), and, solely with respect to the amendments reflected in Sections 5 and 7 of the First Supplement, Sun Life Assurance Company of Canada and Sun Life Financial Trust, Inc. (collectively, the “Initial Purchasers”) governing the issuance of up to $135.0 million in aggregate principal amount of senior unsecured notes (the “Series 2021A Notes”). The First Supplement supplements the Note Purchase Agreement, dated July 30, 2020 by and among the Company and the Initial Purchasers (the “Master Note Purchase Agreement” and together with the First Supplement, the “Note Purchase Agreement”) pursuant to which the Company previously issued $50.0 million in aggregate principal amount of its 5.95% senior unsecured notes due July 30, 2020. The Series 2021A Notes have a fixed interest rate of 4.00% and will be due on February 17, 2026 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the Series 2021A Notes will be due semiannually. This interest rate is subject to increase (up to 6.95%) during any time that, subject to certain exceptions, the Series 2021A Notes do not have an investment grade rating of BBB- or better. The Series 2021A Notes will be issued in two closings on or before May 17, 2021. The initial issuance of $50.0 million aggregate principal amount of Series 2021A Notes closed on February 17, 2021. The issuance of the remaining $85.0 million aggregate principal amount of notes is expected to occur on or before May 17, 2021, subject to customary closing conditions. In addition, the Company will be obligated to offer to repay the Series 2021A Notes at par if certain change in control events occur. The Series 2021A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Company intends to use the net proceeds to repay certain indebtedness, which may include repaying its remaining InterNotes® or repaying indebtedness outstanding under its debt facilities, and for other general corporate purposes. The Company may re-borrow under its debt facilities for general corporate purposes, which include investing in portfolio companies in accordance with its investment objective.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, and a regulated investment company under the Internal Revenue Code of 1986, as amended, minimum shareholders’ equity, minimum asset coverage ratio, minimum interest coverage ratio and prohibitions on certain fundamental changes of the Company. The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness of the Company or certain significant subsidiaries, certain judgements and orders, and certain events of bankruptcy.

The Series 2021A Notes were offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”). The Series 2021A Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Series 2021A Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the First Supplement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On February 17, 2021, the Company issued a press release, included herewith as Exhibit 99.1 and by this reference incorporated herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On February 11, 2021, the Company notified U.S. Bank National Association, the trustee (the “Trustee”) for the Company’s direct unsecured fixed interest rate obligations (collectively, the “InterNotes®”) that it intended to redeem all of its outstanding InterNotes®. Each series of InterNotes® was issued by a separate trust administered by the Trustee and the InterNotes® bear interest at fixed interest rates ranging between 6.25% and 6.75% and offer a variety of maturities ranging between 2021 and 2022. On February 15, 2021, Tranches 10, 11 and 12 of the InterNotes® matured and were repaid by the Company at par. At the time of such repayment, the outstanding principal amount on Tranche 10 was $2,165,000, Tranche 11 was $2,688,000, and Tranche 12 was $548,000.

The Company has informed the Trustee that it expects to redeem all of the remaining outstanding InterNotes® on or shortly after March 19, 2021 (the “Redemption”). The aggregate principal amount of InterNotes® to be redeemed in the Redemption is $11,017,000, consisting of : (i) Tranche 1: $1,331,000, (ii) Tranche 7: $87,000, (iii) Tranche 13: $1,744,000, (iv) Tranche 14: $872,000, (v) Tranche 15: $711,000, (vi) Tranche 16: $2,816,000, (vii) Tranche 17: $787,000, and (viii) Tranche 18: $2,669,000. The price to be paid by the Company in connection with the Redemption is equal to 100% of the principal amount of the InterNotes® to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Following the Redemption, none of the InterNotes® will remain outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	First Supplement and Amendment to Note Purchase Agreement, dated February 17, 2021, by and among Crescent Capital BDC, Inc. and the Purchasers signatory thereto.†

99.1	Press Release, dated February 17, 2021, of Crescent Capital BDC, Inc.

†

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules or exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: February 17, 2021	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer

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